    Exhibit 10.34

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.
__________________________________
INVESTMENT AGREEMENT
__________________________________
among
VOLKSWAGEN INTERNATIONAL AMERICA INC.,
RIVIAN AUTOMOTIVE, INC.,
and
VOLKSWAGEN AKTIENGESELLSCHAFT
(solely with respect to Article VII)
Dated as of November 13, 2024

TABLE OF CONTENTS
SECTION 1.01.    Certain Defined Terms    1
SECTION 1.02.    Definitions    7
SECTION 1.03.    Interpretation and Rules of Construction    8
ARTICLE II
PURCHASE AND SALE OF THE SUBJECT SHARES
SECTION 2.01.    Purchase and Sale    10
SECTION 2.02.    Financial Milestone Closing    10
SECTION 2.03.    Financial Milestone Closing Deliveries by Rivian    10
SECTION 2.04.    Financial Milestone Closing Deliveries by VIA    11
SECTION 2.05.    Testing Milestone Closing    11
SECTION 2.06.    Testing Milestone Closing Deliveries by Rivian    14
SECTION 2.07.    Testing Milestone Closing Deliveries by VIA    14
SECTION 2.08.    SOP Milestone Closing    15
SECTION 2.09.    SOP Milestone Closing Deliveries by Rivian    15
SECTION 2.10.    SOP Milestone Closing Deliveries by VIA    15
SECTION 2.11.    Conditions to Obligations of Each Party    16
SECTION 2.12.    Conditions to Obligations of Rivian    16
SECTION 2.13.    Conditions to Obligations of VIA    17
SECTION 2.14.    Regulatory and Other Authorizations; Notices and Consents    17
ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF RIVIAN
SECTION 3.01.    Organization and Validity    18
SECTION 3.02.    Authority    19
SECTION 3.03.    Enforceability    19
SECTION 3.04.    No Conflict    19
SECTION 3.05.    SEC Documents    19
SECTION 3.06.    Consents and Approvals    19
SECTION 3.07.    Capitalization    20
SECTION 3.08.    No Litigation    20
SECTION 3.09.    Financial Statements; Controls; Listing Requirements    20
SECTION 3.10.    Absence of Certain Changes or Events    21
SECTION 3.11.    Permits    21
SECTION 3.12.    Compliance with Contracts    22
SECTION 3.13.    Properties    22
SECTION 3.14.    Intellectual Property; Open Source Software; IT Systems; Data    22
SECTION 3.15.    Compliance with Laws    24
SECTION 3.16.    Anti-Corruption Law and Sanctions.    24
SECTION 3.17.    Money Laundering    25
SECTION 3.18.    Insurance    25
SECTION 3.19.    Labor.    25
SECTION 3.20.    Solvency    26
SECTION 3.21.    Brokers and Other Advisors    26
SECTION 3.22.    No “Bad Actor” Disqualification.    26
    i

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF VIA
SECTION 4.01.    Authority; Enforceability    27
SECTION 4.02.    No Conflict    27
SECTION 4.03.    Restricted Securities; Purchase Entirely for Own Account; Status    27
SECTION 4.04.    Legend    28
SECTION 4.05.    Information    28
SECTION 4.06.    Brokers and Other Advisors    28
ARTICLE V
ADDITIONAL AGREEMENTS
SECTION 5.01.    Confidentiality    28
SECTION 5.02.    Further Action    29
SECTION 5.03.    Exchange Act Reporting    29
SECTION 5.04.    Registration Rights    29
SECTION 5.05.    Requisite Stockholder Approval    34
SECTION 5.06.    Orderly Market; Standstill; Voting Agreement    34
ARTICLE VI
TERMINATION
SECTION 6.01.    Termination    34
SECTION 6.02.    Effect of Termination    35
ARTICLE VII
GENERAL PROVISIONS
SECTION 7.01.    Notices    35
SECTION 7.02.    Successors and Assigns    37
SECTION 7.03.    Amendment    37
SECTION 7.04.    Severability    37
SECTION 7.05.    Entire Agreement    38
SECTION 7.06.    Governing Law    38
SECTION 7.07.    Dispute Resolution    38
SECTION 7.08.    Waiver of Jury Trial    39
SECTION 7.09.    Specific Performance    40
SECTION 7.10.    Attorneys’ Fees    40
SECTION 7.11.    Counterparts    40
SECTION 7.12.    Expenses    40
SECTION 7.13.    Public Announcements    40
SECTION 7.14.    Waiver    40
SECTION 7.15.    No Third-Party Beneficiaries    41
SECTION 7.16.    Other Payment Terms    41

    ii

EXHIBITS
A        Testing Milestone
B        Form of Convertible Note
SCHEDULES
2.11(b)        Governmental Approvals
2.13(d)        Specified Funding Conditions
RIVIAN DISCLOSURE SCHEDULE

3.08	No Litigation
3.14	Intellectual Property; Open Source Software; IT Systems; Date
3.21	Brokers and Other Advisors
VIA DISCLOSURE SCHEDULE

4.01	Authority; Enforceability
4.02	No Conflict
4.03	Restricted Securities; Purchase Entirely for Own Account; Status
4.06	Brokers and Other Advisors
    iii

INVESTMENT AGREEMENT, dated as of November 13, 2024, among Volkswagen International America Inc. (“VIA”), Rivian Automotive, Inc. (“Rivian”), and, solely with respect to Article VII, Volkswagen Aktiengesellschaft (“VW AG”), each a “Party”, and together the “Parties” (in the case of VW AG, solely with respect to Article VII).
WHEREAS, prior to the execution of this Agreement, the Parties entered into a Transaction Agreement (the “Transaction Agreement”) pursuant to which, among other things, the Parties agreed to establish Rivian and VW Group Technology, LLC, a new jointly-owned limited liability company under the laws of the State of Delaware for the purpose of the joint development of software for electric vehicles (the “Company”);
WHEREAS, VIA desires to purchase from Rivian, and Rivian desires to issue and sell to VIA, the Subject Shares on the terms and conditions set forth in this Agreement; and
WHEREAS, the Parties desire to enter into this Agreement setting forth the terms and conditions governing their agreement to enter into the transactions contemplated hereby and acknowledging the obligations of the Parties and their Affiliates relating to disclosure of information in accordance with the Information Sharing Agreement and applicable Laws, including applicable Antitrust Laws.
NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:
Article I
DEFINITIONS
Section 1.01.Certain Defined Terms. For purposes of this Agreement:
“Action” means any claim, action, suit, inquiry, proceeding or investigation by or before any Governmental Authority or arbitral tribunal.
“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.
“Agreement” means this Investment Agreement among the Parties (including the Schedules and Exhibits hereto) and all amendments hereto made in accordance with the provisions of Section 7.03.
“Antitrust Laws” means any Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, lessening of competition or restraint of trade.
“Background Unregistered IP License Agreement” means that certain Background Unregistered Intellectual Property License Agreement, dated as of the date hereof, between Rivian and VW AG.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in Wolfsburg, Germany or Irvine, California, USA.
“Call Event” has the meaning ascribed to such term in the LLC Agreement.
“Call Option Exercise Period” has the meaning ascribed to such term in the LLC Agreement.
“Call Right” has the meaning ascribed to such term in the LLC Agreement.

(a)“Continuing Breach” means, with respect to a representation, warranty, or covenant, an ongoing breach of such representation, warranty, or covenant which breach has not been cured or remediated such that such representation or warranty is then accurate in all material respects or such covenant is then being complied with in all material respects, in each case, as of the applicable Milestone Closing Date; provided, that for the purpose of determining whether such breach has been cured or remediated, any representations or warranties relating to historical matters (such as lookback periods or representations as to compliance with any matter in the past) shall be disregarded, such that if such representation, warranty or covenant is accurate or complied with in all material respects at the present time, then no such Continuing Breach shall be in effect or continuing.
By way of illustration, for the purposes of determining whether a Continuing Breach is occurring with respect to Section 3.09(e), such section shall be deemed to read as “Rivian is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Global Select Market”.
It is the intention of the Parties that any representation, warranty or covenant subject to Section 2.13(a), 2.13(b), or 2.13(d) shall be permitted to be cured or otherwise remediated any time prior to termination of this Agreement in accordance with Article VI.
“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise.
(b)“Convertible Note” means a convertible promissory note, issued by Rivian to VIA, in a principal amount of $250,000,000, in substantially the form attached hereto as Exhibit B.
“Development and Services Agreement” means that certain Development and Services Agreement, dated as of the date hereof, by and among Rivian Automotive, LLC, VW AG and the Company, as may be amended from time to time.
“Financial Milestone” means the earlier to occur of (a) Rivian achieving two consecutive quarters in which Rivian has earned a Gross Profit of at least $1,000,000 per quarter, or (b) Rivian achieving two quarters (which quarters need not be consecutive) in which Rivian has earned a Gross Profit of at least $50,000,000 per quarter, in each case which shall be determined by reference to publicly released or filed financial statements of Rivian with respect to such quarter(s), when available.
“Financial Milestone Aggregate Cash Amount” shall the Financial Milestone Shares Amount plus the Financial Milestone Fixed Premium Amount.
“Financial Milestone Closing Price” means the arithmetic average of the daily volume-weighted average sale price of one Share (calculated to the nearest one-hundredth of one cent) as displayed under the heading “Bloomberg VWAP” on the Bloomberg AQR screen page of Rivian (or, if such screen page is not available, its equivalent successor page) in respect of the period beginning at 9:30:01 a.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official open of trading) and ending at 4:00:00 p.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official close of trading) for the thirty (30) consecutive trading days ending on the trading day immediately preceding the Financial Milestone Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“Financial Milestone Fixed Premium Amount” shall mean $250,000,000.
“Financial Milestone Shares Amount” shall mean $750,000,000.

“Financial Milestone Shares” shall mean a number of Shares (rounded up to the nearest whole number) equal to (a) the Financial Milestone Shares Amount divided by (b) the Financial Milestone Closing Price.
“Governmental Authority” means any federal, national, foreign, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency, commission or any court of competent jurisdiction.
“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.
“Gross Profit” means the gross profits of the Company, determined in accordance with United States generally accepted accounting principles, as in effect at the time of calculation and consistently applied; provided, however, that if Rivian determines to consolidate the financial information of the Company into Rivian’s financial statements, then the Gross Profit for purposes of the calculation of the Financial Milestone shall be calculated as if Rivian did not consolidate such financial information of the Company.
“Information Sharing Agreement” means that certain Information Sharing Agreement, dated as of the date hereof, by and among Rivian, VW AG and the Company, as may be amended from time to time.
“Law” means any federal, national, foreign, supranational, state, provincial or local statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).
“Limited Testing Milestone Closing Price” means the arithmetic average of the daily volume-weighted average sale price of one Share (calculated to the nearest one-hundredth of one cent) as displayed under the heading “Bloomberg VWAP” on the Bloomberg AQR screen page of Rivian (or, if such screen page is not available, its equivalent successor page) in respect of the period beginning at 9:30:01 a.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official open of trading) and ending at 4:00:00 p.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official close of trading) for the thirty (30) consecutive trading days ending on the trading day immediately preceding the Limited Testing Milestone Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof.
“Loan B Agreement” means that certain Loan B Agreement, dated as of the date hereof, among the Company, as lender thereunder, Rivian JV SPV, LLC, as borrower thereunder, and Rivian, as parent thereunder.
“Main Services Agreement” means that certain Main Services Agreement, dated as of the date hereof, by and between the Company and Rivian, as may be amended from time to time.
“Milestone” means the Financial Milestone, the Testing Milestone or the SOP Milestone, as the case may be.
“Milestone Closing” means the Financial Milestone Closing, the Limited Testing Milestone Closing, the Testing Milestone Closing or the SOP Milestone Closing, as the case may be.
“Milestone Closing Date” means the Financial Milestone Closing Date, the Limited Testing Milestone Closing Date, the Testing Milestone Closing Date or the SOP Milestone Closing Date, as the case may be.
“Nasdaq Listing Rules” means the rules and regulations promulgated by the Nasdaq Stock Market LLC (or any successor entity) governing the qualification, listing and delisting of companies, as may be amended from time to time.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, employees, agents and advisors.
“Requisite Stockholder Approval” means such approval of Rivian’s stockholders as may be required by the Nasdaq Listing Rules (including Rule 5635(b) and Rule 5635(d)) or any comparable successor stock exchange listing rules.
“Rivian Disclosure Schedule” means the disclosure schedule, dated as of the date of this Agreement, delivered by Rivian to VIA in connection with the execution of this Agreement.
“Rivian Fundamental Representations” means the representations and warranties made by Rivian in Section 3.01 (Organization and Validity), Section 3.02 (Authority), Section 3.03 (Enforceability), Section 3.04(c) (No Conflict), Section 3.05 (SEC Documents), Section 3.07 (Capitalization), Section 3.08(a) (No Litigation), Section 3.09 (Financial Statements; Controls; Listing Requirements), Section 3.15 (Compliance with Laws), Section 3.16 (Anti-Corruption Law and Sanctions), Section 3.17 (Money Laundering), Section 3.20 (Solvency) and Section 3.21 (Brokers and Other Advisors).
“Rivian Specified Representations” means the representations and warranties made by Rivian in Section 3.11 (Permits), Section 3.14 (Intellectual Property; Open Source Software; IT Systems; Data), Section 3.18 (Insurance) and Section 3.19 (Labor).
“Shares” means shares of Rivian’s Class A common stock, $0.001 par value per share.
“SOP Milestone” means the earlier of (i) the commencement of series production of the first vehicle program produced by VW AG or any of its Affiliates that incorporates the E/E Architecture developed by the Company or (ii) January 3, 2028 (without further conditionality).
“SOP Milestone Aggregate Cash Amount” shall the SOP Milestone Shares Amount plus the SOP Milestone Fixed Premium Amount.
“SOP Milestone Closing Price” means the arithmetic average of the daily volume-weighted average sale price of one Share (calculated to the nearest one-hundredth of one cent) as displayed under the heading “Bloomberg VWAP” on the Bloomberg AQR screen page of Rivian (or, if such screen page is not available, its equivalent successor page) in respect of the period beginning at 9:30:01 a.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official open of trading) and ending at 4:00:00 p.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official close of trading) for the thirty (30) consecutive trading days ending on the trading day immediately preceding the SOP Milestone Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“SOP Milestone Fixed Premium Amount” shall mean $210,000,000.
“SOP Milestone Shares Amount” shall mean $250,000,000.
“SOP Milestone Shares” shall mean a number of Shares (rounded up to the nearest whole number) equal to (a) the SOP Milestone Shares Amount divided by (b) the SOP Milestone Closing Price.
“Subject Shares” means, in the aggregate, the Financial Milestone Shares, the Testing Milestone Shares, the SOP Milestone Shares and the Shares issuable upon conversion of the Convertible Note (if applicable).

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.
“Testing Milestone” has the meaning set forth on Exhibit A.
“Testing Milestone Closing Price” means the arithmetic average of the daily volume-weighted average sale price of one Share (calculated to the nearest one-hundredth of one cent) as displayed under the heading “Bloomberg VWAP” on the Bloomberg AQR screen page of Rivian (or, if such screen page is not available, its equivalent successor page) in respect of the period beginning at 9:30:01 a.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official open of trading) and ending at 4:00:00 p.m., New York time (or such other time as the Nasdaq Global Select Market publicly announces is the official close of trading) for the thirty (30) consecutive trading days ending on the trading day immediately preceding the Testing Milestone Closing Date (as adjusted as appropriate to reflect any stock splits, stock dividends, combinations, reorganizations, reclassifications or similar events).
“Testing Milestone Full Shares” shall mean a number of Shares (rounded up to the nearest whole number) equal to (a) $1,000,000,000 divided by (b) the Testing Milestone Closing Price.
“Testing Milestone Package 1 Shares” shall mean a number of Shares (rounded up to the nearest whole number) equal to (a) $750,000,000 divided by (b) the Testing Milestone Closing Price.
“Testing Milestone Package 2 Shares” shall mean a number of Shares (rounded up to the nearest whole number) equal to (a) $250,000,000 divided by (b) the Limited Testing Milestone Closing Price.
“Testing Milestone Shares” shall mean the Testing Milestone Full Shares, the Testing Milestone Package 1 Shares, or Testing Milestone Package 2 Shares, as applicable under the circumstances.
“Transaction Documents” has the meaning set forth in the Transaction Agreement.
“VIA Disclosure Schedule” means the disclosure schedule, dated as of the date of this Agreement, delivered by VIA to Rivian in connection with the execution of this Agreement.
“VIA Fundamental Representations” means the representations and warranties made by VIA in Section 4.01 (Authority; Enforceability), Section 4.02(c) (No Conflict) and Section 4.06 (Brokers and Other Advisors).
“VIA Specified Representations” means the representations and warranties made by VIA in Section 4.03 (Restricted Securities; Purchase Entirely for Own Account; Status).
Section 1.02.Definitions. The following terms have the meanings set forth in the Sections set forth below:

Definition	Location
“Antitrust Conditions”	2.11(b)
“Breach”	3.14(f)
“Company”	Recitals
“Confidentiality Agreement”	5.01
“Contract”	3.04
“Damages”	5.04(h)(i)

“Data”	3.14(e)
“Data Privacy and Security Obligations”	3.14(e)
“Demand Registration”	5.04(a)
“Demand Request”	5.04(a)
“Dispute”	7.07(a)
“Dispute Notice”	7.07(a)
“Disqualification Events”	3.22(a)
“E/E Architecture”	2.05(a)(i)
“Exchange Act”	3.05
“Expert”	Exhibit A
“Financial Milestone Achievement Notice”	2.02(a)
“Financial Milestone Closing”	2.02(b)
“Financial Milestone Closing Date”	2.02(b)
“Group”	3.01
“Group Company”	3.01
“ICC”	Exhibit A
“ICC Rules”	7.07(c)
“Initial Objection Notice”	Exhibit A
“Initial Testing Milestone Achievement Notice”	Exhibit A
“Intellectual Property Rights”	3.14(a)
“IT Systems”	3.14(d)
“JV Background IP”	3.14(b)
“JV Potential Employees”	3.19(b)
“Lab Car”	2.05(a)(ii)
“Limited Testing Milestone”	2.05(d)(iii)
“Limited Testing Milestone Cash Amount”	2.05(d)(iii)
“Limited Testing Milestone Closing”	2.05(g)
“Limited Testing Milestone Closing Date”	2.05(g)
“Material Adverse Effect”	3.01
“Money Laundering Laws”	3.17
“Mule Vehicle”	2.05(a)(ii)
“Note Purchase Agreement”	5.06
“Open Source Software”	3.14(c)
“Package 1 Vehicle”	2.05(c)
“Package 2 Prototype”	2.05(b)
“Party”	Preamble
“Permit”	3.11
“Prototype Vehicle”	2.05(a)(i)
“Registrable Shares”	5.04(g)
“Registration Statement”	5.04(a)
“Rivian”	Preamble
“Rule 144”	4.04
“Sanctions”	3.16(b)(i)
“SEC”	3.05
“SEC Documents”	3.05

“Second Objection Notice”	Exhibit A
“Second Testing Milestone Achievement Notice”	Exhibit A
“Second Testing Milestone Dispute”	Exhibit A
“Securities Act”	3.05
“Selling Expenses”	5.04(h)(ii)
“Solicitor”	3.22(b)
“Solvent”	3.20
“SOP Milestone Achievement Notice”	2.08(a)
“SOP Milestone Closing”	2.08(b)
“SOP Milestone Closing Date”	2.08(b)
“Technical Dispute”	Exhibit A
“Termination Date”	6.01(a)
“Test Vehicles”	2.05(c)
“Testing Milestone”	Exhibit A
“Testing Milestone Cash Amount”	2.07(b)
“Testing Milestone Closing”	2.05(f)
“Testing Milestone Closing Date”	2.05(f)
“Testing Milestone Dispute”	Exhibit A
“Transaction Agreement”	Recitals
“U.S. GAAP”	3.09(a)
“VIA”	Preamble
“VIA Requested Information”	Exhibit A
“VW AG”	Preamble

Section 1.03.Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:
(i)when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement;
(ii)a reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented or modified from time to time to the extent permitted by the provisions thereof;
(iii)a reference to any Law means such Law as amended and in effect from time to time and includes any successor legislation thereto and any rules and regulations promulgated thereunder;
(iv)the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;
(v)whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;
(vi)the word “or” is not exclusive unless expressly indicated otherwise;
(vii)the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(viii)all terms defined in this Agreement have the defined meanings when used in any certificate or other document delivered or made available pursuant hereto, unless otherwise defined therein;
(ix)where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant parties or their respective Representatives, including, in the case of “made available” to VIA, material that has been posted in a “data room” (virtual or otherwise) established by Rivian or its Affiliates (including in an electronic data room available at Datasite.com) at least two (2) Business Days prior to the date of the Transaction Agreement;
(x)references to “day” or “days” are to calendar days;
(xi)“writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form;
(xii)the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;
(xiii)whenever words of one gender are used in this Agreement, they are deemed to include the other gender;
(xiv)references to a Person are also to its successors and permitted assigns;
(xv)the Parties have each participated in the negotiation and drafting of this Agreement, and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties, as applicable, and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement;
(xvi)when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day; and
(xvii)references to sums of money are expressed in lawful currency of the United States of America, and “$” refers to U.S. dollars.
Article II
PURCHASE AND SALE OF THE SUBJECT SHARES
Section 2.01.Purchase and Sale. Subject to the terms and conditions of this Agreement, Rivian agrees to sell and issue to VIA, and VIA agrees to purchase from Rivian, (a) the Financial Milestone Shares for an aggregate purchase price equal to the Financial Milestone Aggregate Cash Amount, (b) the applicable Testing Milestone Shares for an aggregate purchase price equal to the Testing Milestone Cash Amount and/or, if applicable pursuant to Section 2.05, the Convertible Note or the Testing Milestone Package 2 Shares for an aggregate purchase price equal to the Limited Testing Milestone Cash Amount, and (c) the SOP Milestone Shares for an aggregate purchase price equal to the SOP Milestone Aggregate Cash Amount.
Section 2.02.Financial Milestone Closing.
(a)Following the achievement of the Financial Milestone, Rivian shall provide written notice to VIA certifying that the Financial Milestone has been achieved (such notice, the “Financial Milestone Achievement Notice”), which Financial Milestone Achievement Notice shall be delivered to VIA within [***] of the achievement of the Financial Milestone.
(b)The consummation of the purchase and sale of the Financial Milestone Shares (the “Financial Milestone Closing”) shall take place on the Financial Milestone Closing Date at the offices of Linklaters LLP, 1290 Avenue of the Americas, New York, New York 10104, or otherwise remotely via an exchange of electronic copies of documents and signatures, subject to the satisfaction or waiver of the conditions precedent to the Financial Milestone Closing set forth in Section 2.11, Section 2.12 and Section 2.13 as of the Financial Milestone Closing. The “Financial Milestone Closing Date” shall mean the later of (a) June 30, 2025 and (b) the [***] after the conditions precedent to the Financial Milestone Closing set forth in Section 2.11, Section 2.12 and Section 2.13 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Financial Milestone Closing, and subject to the satisfaction or waiver of such conditions), or such other date that the Parties may agree upon in writing.
Section 2.03.Financial Milestone Closing Deliveries by Rivian. At the Financial Milestone Closing, Rivian shall deliver or cause to be delivered to VIA:
(a)the certificate referenced in Section 2.13(e); and
(b)(i) a certificate or certificates representing the Financial Milestone Shares or (ii) if the Financial Milestone Shares are not certificated, an electronic direct registration system statement evidencing the registration of the Financial Milestone Shares in the name of VIA on the books and records of Rivian or its transfer agent.
Section 2.04.Financial Milestone Closing Deliveries by VIA. At the Financial Milestone Closing, VIA shall deliver or cause to be delivered to Rivian:
(a) an amount of cash equal to the Financial Milestone Aggregate Cash Amount, by wire transfer in immediately available funds for the account of Rivian to the bank account number designated by Rivian to VIA in writing at least [***] prior to the date on which the Financial Milestone Closing is planned to occur; and
(b)the certificate referenced in Section 2.12(a).
Section 2.05.Testing Milestone Closing.
(a)
(i)The winter testing contemplated under Annex I to Exhibit A shall be conducted using one or more prototype vehicles of VIA or its Affiliates which contemplate utilization of the electrical/electronic architecture (“E/E Architecture”) being developed by the Company (each, a “Prototype Vehicle”), which Prototype Vehicles shall be made available to the Company by VIA or its Affiliates, and which Prototype Vehicles shall contain such functions and capabilities that are reasonably necessary to conduct the winter testing contemplated under Annex I to Exhibit A.
(ii)If VIA or its Affiliate has not made any Prototype Vehicle available to the Company by delivery to the Company to a delivery point in the United States (including a bonded warehouse) by [***], it being understood that VIA shall have a grace period of [***] so long as it can demonstrate that it is making reasonable commercial efforts to transport the Prototype Vehicle to the United States but has suffered delays in such transport or due to regulations, then the winter testing contemplated under Annex I to Exhibit A shall be conducted using certain available VIA vehicles of such make and model as are already available at the Company or can be assembled at the Company ([***]), and containing such functions and capabilities that VIA determines are reasonably necessary to conduct the winter testing contemplated under Annex I to Exhibit A (each, a “Mule Vehicle”). If any such vehicle is designed to utilize an E/E Architecture that is not representative of that being developed by the Company for VIA vehicles, then, with the support of VIA, the Company will be responsible for integrating the E/E Architecture being developed by the Company, and VIA will be responsible for [***]. If VIA is incapable of providing such a vehicle, a subset of testing will be performed on a [***] (a “Lab Car”). VIA or its Affiliates shall notify the Company of any determination that they will not be able to make any Prototype Vehicle available to the Company by [***] as contemplated above at the time such determination is made.
(iii)With respect to subsections (i) and (ii) above, if a Prototype Vehicle, a Mule Vehicle, or a Lab Car, as applicable, is not equipped with the components or other attributes necessary to permit the testing of one or more individual milestones set forth on Annex I to Exhibit A, then Annex I to Exhibit A shall be automatically deemed amended so that such milestones that cannot be tested due to lack of components or other attributes in the Prototype Vehicle, Mule Vehicle, or Lab Car, as applicable (including, for the avoidance of doubt, any individual milestones that are dependent on such milestones), are excluded from Annex I to Exhibit A for purposes of determining achievement of the Testing Milestone for such Prototype Vehicle, Mule Vehicle or Lab Car.

(b)The Company (which shall provide the software and E/E Architecture to be tested) and VIA and its Affiliates shall use commercially reasonable efforts to conduct winter testing concurrent with Winter 2025-2026 with both (i) a Prototype Vehicle of [***] that is a part of VW Group Package 1 (as described in the Roadmap (as defined in the LLC Agreement)) and on which the software and E/E Architecture SDV 0.1 shall be tested (and if both [***] are provided, then both such Prototype Vehicles shall be tested and the applicable Testing Milestone shall be satisfied if the criteria set forth in Exhibit A are satisfied with respect to either such Prototype Vehicle), and (ii) an [***] that is part of VW Group Package 2 (as described in the Roadmap) (the “Package 2 Prototype”) and on which the software and E/E Architecture SDV 1.0 shall be tested; provided, that such Prototype Vehicles are made available by VIA or its Affiliates as required by Section 2.05(a).
(c)If a Package 2 Prototype is not made available in the manner required by Section 2.05(a), then all testing for purposes of the Testing Milestone shall be conducted only on a Prototype Vehicle, Mule Vehicle or Lab Car that is part of VW Group Package 1 as determined in Section 2.05(a) (the “Package 1 Vehicle”, and, together with the Package 2 Prototype, the “Test Vehicles”), and (i) the achievement of the applicable criteria set forth in Exhibit A with respect to such Package 1 Vehicle shall constitute the satisfaction in full of the Testing Milestone, and (ii) Section 2.05(d) shall not apply.
(d)If a Package 2 Prototype is made available in the manner required by Section 2.05(a), then all testing for purposes of the Testing Milestone shall be conducted on both the Package 1 Vehicle and the Package 2 Prototype; provided, that after either such vehicle satisfies the applicable criteria, such vehicle shall not be retested for purposes of the Testing Milestone in any additional winter testing required pursuant to Section 2.05(e), and:
(i)The achievement of the applicable criteria set forth in Exhibit A with respect to the applicable Test Vehicles shall constitute the satisfaction of the Testing Milestone in full, and VIA shall purchase the Testing Milestone Full Shares at the Testing Milestone Closing and the Testing Milestone Cash Amount to be paid in respect of the Testing Milestone Full Shares shall be an amount of cash equal to $1,000,000,000 (One Billion Dollars).
(ii)If the Package 1 Vehicle satisfies the applicable criteria set forth in Exhibit A in any particular winter testing session (with the Package 2 Prototype failing such testing in such session), then the Testing Milestone shall be satisfied and VIA shall purchase at the Testing Milestone Closing (A) the Testing Milestone Package 1 Shares and (B) the Convertible Note and the Testing Milestone Cash Amount to be paid in respect of the Testing Milestone Package 1 Shares and the Convertible Note shall be an amount of cash equal to $1,000,000,000 (One Billion Dollars).
(iii)If only the Package 2 Prototype satisfies the applicable criteria set forth in Exhibit A in any particular winter testing session (with the Package 1 Vehicle failing such testing in such session), then the Testing Milestone shall only be satisfied with respect to the Limited Testing Milestone Closing (the “Limited Testing Milestone”), and VIA shall purchase at the Limited Testing Milestone Closing the Testing Milestone Package 2 Shares for an amount of cash equal to $250,000,000 (Two Hundred Fifty Million Dollars) (the “Limited Testing Milestone Cash Amount”).
(iv)If the Package 1 Vehicle satisfies the applicable criteria set forth in Exhibit A in any particular winter testing session (with the Package 2 Prototype having already passed in a prior winter and the Testing Milestone Package 2 Shares having been previously purchased), then the Testing Milestone shall be satisfied and VIA shall purchase at the Testing Milestone Closing the Testing Milestone Package 1 Shares and the Testing Milestone Cash Amount to be paid in respect of the Testing Milestone Package 1 Shares shall be an amount of cash equal to $750,000,000 (Seven Hundred Fifty Million Dollars).
(v)If the Package 2 Prototype satisfies the applicable criteria set forth in Exhibit A in any particular winter testing session (with the Package 1 Vehicle having already passed in a prior winter and the Testing Milestone Package 1 Shares having been previously purchased and the Convertible Note having been previously issued), then the Convertible Note shall convert into Shares pursuant to the terms of the Convertible Note.
(e)If winter testing is conducted as contemplated herein but the Testing Milestone is not achieved, or is not achieved in full if Section 2.05(d)(ii) or 2.05(d)(iii) applies, then the Parties shall cause winter testing to reoccur, on the same vehicles originally made available that did not satisfy the applicable criteria set forth in Exhibit A, in each successive winter thereafter, including utilization of winters in both hemispheres, until full satisfaction of all applicable criteria, provided that, (i) in the case of a Package 1 Vehicle, no further testing shall be conducted after March 31, 2028 (and no Testing Milestone may be achieved after such date), and (ii) in the case of a Package 2 Prototype, if applicable in accordance with Section 2.05(d), no further testing shall be conducted after March 31, 2027 (and no Testing Milestone in respect of the Package 2 Prototype may be achieved after such date).
(f)Following the achievement of the Testing Milestone (other than a Limited Testing Milestone which shall be governed by Section 2.05(g) below), Rivian shall provide written notice to VIA certifying that the Testing Milestone has been achieved as set forth in Exhibit A. The consummation of the purchase and sale of the applicable Testing Milestone Shares and the Convertible Note (if applicable) (the “Testing Milestone Closing”) shall take place on the Testing Milestone Closing Date at the offices of Linklaters LLP, 1290 Avenue of the Americas, New York, New York 10104, or otherwise remotely via an exchange of electronic copies of documents and signatures, subject to the satisfaction or waiver of the conditions precedent to the Testing Milestone Closing set forth in Section 2.11, Section 2.12 and Section 2.13. The “Testing Milestone Closing Date” shall mean the later of (a) January 31, 2026, and (b) [***] after the conditions precedent to the Testing Milestone Closing set forth in Section 2.11, Section 2.12 and Section 2.13 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Testing Milestone Closing, and subject to the satisfaction or waiver of such conditions), or such other date that the Parties may agree upon in writing.
(g)Solely in the case that Section 2.05(d)(iii) applies (i.e., only the Package 2 Prototype satisfies the applicable criteria set forth in Exhibit A in any particular winter testing session (with a Package 1 Vehicle failing such testing in such session)), following the achievement of the Limited Testing Milestone, Rivian shall provide written notice to VIA certifying that the Limited Testing Milestone has been achieved as set forth in Exhibit A. The consummation of the purchase and sale of the Testing Milestone Package 2 Shares (the “Limited Testing Milestone Closing”) shall take place on the Limited Testing Milestone Closing Date at the offices of Linklaters LLP, 1290 Avenue of the Americas, New York, New York 10104, or otherwise remotely via an exchange of electronic copies of documents and signatures, subject to the satisfaction or waiver of the conditions precedent to the Limited Testing Milestone Closing set forth in Section 2.11, Section 2.12 and Section 2.13. The “Limited Testing Milestone Closing Date” shall mean the later of (a) January 31, 2026, and (b) the [***] after the conditions precedent to the Limited Testing Milestone Closing set forth in Section 2.11, Section 2.12 and Section 2.13 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Testing Milestone Closing, and subject to the satisfaction or waiver of such conditions), or such other date that the Parties may agree upon in writing.
Section 2.06.Testing Milestone Closing Deliveries by Rivian. At the Testing Milestone Closing and the Limited Testing Milestone Closing (if applicable), Rivian shall deliver or cause to be delivered to VIA:
(a)the certificate referenced in Section 2.13(e);
(b)(i) a certificate or certificates representing the applicable Testing Milestone Shares or (ii) if such Testing Milestone Shares are not certificated, an electronic direct registration system statement evidencing the registration of the Testing Milestone Shares in the name of VIA on the books and records of Rivian or its transfer agent; and
(c)if applicable pursuant to Section 2.05(d)(ii) in connection with the Testing Milestone Closing, an executed counterpart to the Convertible Note.
Section 2.07.Testing Milestone Closing Deliveries by VIA. At the Testing Milestone Closing and the Limited Testing Milestone Closing (if applicable), VIA shall deliver or cause to be delivered to Rivian:
(a)at the Limited Testing Milestone Closing (if applicable), the Limited Testing Milestone Cash Amount, by wire transfer in immediately available funds for the account of Rivian to the bank account number designated by Rivian to VIA in writing at least three (3) Business Days prior to the date on which the Limited Testing Milestone Closing is planned to occur;
(b)at the Testing Milestone Closing, the amount of cash specified in Section 2.05(d)(i), (ii) or (iv), as applicable (the “Testing Milestone Cash Amount”), by wire transfer in immediately available funds for the account of Rivian to the bank account number designated by Rivian to VIA in writing at least three (3) Business Days prior to the date on which the Testing Milestone Closing is planned to occur;
(c)the certificate referenced in Section 2.09(a); and
(d)if applicable pursuant to Section 2.05(d)(ii) in connection with the Testing Milestone Closing, an executed counterpart to the Convertible Note.

Section 2.08.SOP Milestone Closing.
(a)Following the achievement of the SOP Milestone, VIA shall provide written notice to Rivian certifying that the SOP Milestone has been achieved (such notice, the “SOP Milestone Achievement Notice”), which SOP Milestone Achievement Notice shall be delivered to Rivian within [***] of the achievement of the SOP Milestone.
(b)The consummation of the purchase and sale of the SOP Milestone Shares (the “SOP Milestone Closing”) shall take place on the SOP Milestone Closing Date at the offices of Linklaters LLP, 1290 Avenue of the Americas, New York, New York 10104, or otherwise remotely via an exchange of electronic copies of documents and signatures, subject to the satisfaction or waiver of the conditions precedent to the SOP Milestone Closing set forth in Section 2.11, Section 2.12 and Section 2.13 as of the SOP Milestone Closing. The “SOP Milestone Closing Date” shall mean the earlier of (i) January 3, 2028, so long as all conditions precedent to the SOP Milestone Closing set forth in Section 2.11, Section 2.12 and Section 2.13 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the SOP Milestone Closing, and subject to the satisfaction or waiver of such conditions), and (ii) [***] after the conditions precedent to the SOP Milestone Closing set forth in Section 2.11, Section 2.12 and Section 2.13 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the SOP Milestone Closing, and subject to the satisfaction or waiver of such conditions), or such other date that the Parties may agree upon in writing.
Section 2.09.SOP Milestone Closing Deliveries by Rivian. At the SOP Milestone Closing, Rivian shall deliver or cause to be delivered to VIA:
(a)the certificate referenced in Section 2.13(e); and
(b)(i) a certificate or certificates representing the SOP Milestone Shares or (ii) if the SOP Milestone Shares are not certificated, an electronic direct registration system statement evidencing the registration of the SOP Milestone Shares in the name of VIA on the books and records of Rivian or its transfer agent.
Section 2.10.SOP Milestone Closing Deliveries by VIA. At the SOP Milestone Closing, VIA shall deliver or cause to be delivered to Rivian:
(a) an amount of cash equal to the SOP Milestone Aggregate Cash Amount, by wire transfer in immediately available funds for the account of Rivian to the bank account number designated by Rivian to VIA in writing at least three (3) Business Days prior to the date on which the SOP Milestone Closing is planned to occur; and
(b)the certificate referenced in Section 2.12(a).
Section 2.11.Conditions to Obligations of Each Party. The respective obligations of Rivian and VIA to consummate the transactions contemplated under this Agreement in respect of a Milestone Closing are subject to the satisfaction or written waiver, at or prior to the applicable Milestone Closing, of each of the following conditions:
(a)Requisite Stockholder Approval. Any Requisite Stockholder Approval with respect to the issuance of the Subject Shares to VIA shall have been obtained.
(b)Governmental Approvals. Any consents, waivers, filings, approvals, clearances, termination or early termination of any waiting period, and authorizations or orders of, or nonactions by, any Governmental Authority under the Antitrust Laws, foreign investment laws or national security laws as set forth on Schedule 2.11(b) applicable to the transactions contemplated in this Agreement shall have been made or obtained (collectively, the “Antitrust Conditions”).
(c)No Order. There shall not be pending or in effect any Law or Governmental Order issued by a Governmental Authority of competent jurisdiction that enjoins the consummation of the transactions contemplated by this Agreement.
(d)Financial Milestone. In respect of the Financial Milestone Closing only, the Financial Milestone Achievement Notice shall have been delivered and the Financial Milestone shall have been achieved.

(e)Testing Milestone. In respect of the Testing Milestone Closing only, the Initial Testing Milestone Achievement Notice (and, if applicable, the Second Testing Milestone Achievement Notice) shall have been delivered and the Testing Milestone shall have been achieved in accordance with the terms and procedures set forth on Exhibit A by March 31, 2028.
(f)Limited Testing Milestone. In respect of the Limited Testing Milestone Closing only, if applicable, the Initial Testing Milestone Achievement Notice (and, if applicable, the Second Testing Milestone Achievement Notice) shall have been delivered and the Limited Testing Milestone shall have been achieved in accordance with the terms and procedures set forth on Exhibit A by March 31, 2027.
(g)SOP Milestone. In respect of the SOP Milestone Closing only, the SOP Milestone shall have been achieved.
Section 2.12.Conditions to Obligations of Rivian. The obligations of Rivian to consummate the transactions contemplated under this Agreement in respect of a Milestone Closing are subject to the satisfaction or written waiver, at or prior to the applicable Milestone Closing, of each of the following conditions:
(a)Representations and Warranties. (i) The VIA Fundamental Representations shall be true and correct in all material respects as though such representations and warranties had been made on and as of the applicable Milestone Closing Date (except to the extent any such VIA Fundamental Representations are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date), (ii) the VIA Specified Representations shall have been true and correct in all material respects as of the date of this Agreement (except to the extent any such VIA Specified Representations are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date), and (iii) Rivian shall have received a certificate of VIA signed by a duly authorized representative thereof dated as of the applicable Milestone Closing Date certifying the matters set forth in clauses (i) and (ii) above.
Section 2.13.Conditions to Obligations of VIA. The obligations of VIA to consummate the transactions contemplated under this Agreement in respect of a Milestone Closing are subject to the satisfaction or written waiver, at or prior to the applicable Milestone Closing, of each of the following conditions:
(a)Fundamental Representations. There shall not be a Continuing Breach of any Rivian Fundamental Representation (it being understood that Rivian shall be entitled to remediate any such Continuing Breach (as provided within the definition of “Continuing Breach”) and thereby satisfy this condition).
(b)Specified Representations. The Rivian Specified Representations shall have been true and correct in all material respects as of the date of this Agreement (except to the extent any such Rivian Specified Representations are, by their terms, made as of a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date); provided, that if Rivian has cured or remediated any breach of a Rivian Specified Representation following the date of this Agreement such that such representation or warranty was, at any point after the date hereof, accurate in all material respects, this condition shall be satisfied; and, provided, further, that for the purpose of determining whether a breach of a Rivian Specified Representation has been cured or remediated, any representations or warranties relating to historical matters (such as lookback periods or representations as to compliance with any matter in the past) shall be disregarded.
(c)Call Events. (i) VIA shall not have exercised its call option pursuant to Section 9.04 of the LLC Agreement, and (ii) no Call Event shall have occurred, provided that the condition set forth in this clause (c)(ii) shall only apply during the applicable Call Option Exercise Period following the occurrence of a Call Event.
(d)Each of the conditions set forth on Schedule 2.13(d) shall have been satisfied.
(e)VIA shall have received a certificate of Rivian signed by a duly authorized representative thereof dated as of the applicable Milestone Closing Date certifying the matters set forth in Sections 2.13(a), 2.13(b), 2.13(c) and 2.13(d).
Section 2.14.Regulatory and Other Authorizations; Notices and Consents.
(a)Rivian and VIA shall each use their commercially reasonable efforts to obtain the required approvals, consents, actions or nonactions, or the expiration or termination of applicable waiting periods under the Antitrust Laws with respect to this Agreement, including using commercially reasonable efforts to make an appropriate response as promptly as reasonably practicable to any requests for additional information or documents by such Governmental Authority. For the avoidance of doubt, the terms set forth in this Section 2.14 shall also apply to any future required approvals, consents, actions or nonactions, and the expiration or termination of applicable waiting periods under the Antitrust Laws with respect to this Agreement, whether or not contemplated or expected as of the date hereof. Any filing fees required in respect of applicable Antitrust Laws with respect to this Agreement shall be borne fifty percent (50%) by Rivian and fifty percent (50%) by VIA.
(b)Rivian and VIA shall cooperate with one another in connection with any such filing(s) and in connection with resolving any investigations or other inquiries of any Governmental Authority to achieve the satisfaction of the Antitrust Conditions as soon as practicable after the date of this Agreement. Rivian and VIA shall jointly determine and direct the strategy and process by which the Parties will seek required approvals. To the extent not prohibited by law, Rivian and VIA each shall furnish to the other Party information reasonably required to resolve and respond to any such investigation, shall give each other reasonable prior notice of any communication with any Governmental Authority and permit representatives of the other Party to attend any such meeting or teleconference, and shall provide reasonable opportunity to review in advance and comment on drafts of filings and submissions.
(c)For the avoidance of doubt, neither Rivian nor VIA shall be obliged to accept any remedies (i.e., conditions, obligations or other requirements, including any requirement to sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of its business, conduct, restrict, operate, invest or otherwise change the assets, business or portions of its business in any manner, or impose any restriction, requirement or limitation on the operation its business or portion of its business) to which the consents, approvals, orders and authorizations set out in Schedule 2.11(b) are subject, and any such non-acceptance shall not constitute a breach of their obligations set forth in this Section 2.14; provided, however, that any contemplated or proposed remedies notwithstanding, each of Rivian and VIA shall use their commercially reasonable efforts to achieve the satisfaction of the Antitrust Conditions as soon as practicable after the date of this Agreement.
Article III
REPRESENTATIONS AND WARRANTIES
OF RIVIAN
Rivian hereby represents and warrants to VIA that all of the following statements are true and complete as of the date hereof, subject to (except with respect to the representation in Section 3.08(a)) such exceptions as are disclosed in the Rivian Disclosure Schedule:
Section 3.01.Organization and Validity. Rivian (i) has been duly incorporated, is validly existing as a corporation and in good standing under the laws of the State of Delaware; (ii) has the corporate power and authority to own or lease its property and carry on its business as now conducted; and (iii) is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of Rivian and its Subsidiaries (together, the “Group” and each, a “Group Company”), taken as a whole, or on Rivian’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).
Section 3.02.Authority. The execution, the delivery by Rivian of, and the performance by Rivian of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including delivery of the Subject Shares and Convertible Note (if applicable), have been duly authorized by all necessary actions on the part of Rivian.
Section 3.03.Enforceability. This Agreement has been duly executed and delivered by Rivian and constitutes a valid and binding obligation of Rivian, enforceable against Rivian in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
Section 3.04.No Conflict. Rivian’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including delivery of the Subject Shares and the

Convertible Note (if applicable), will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) any applicable Law, (b) any agreement or other instrument binding upon any Group Company (collectively, the “Contracts” and each, a “Contract”), (c) any of the terms and provisions of the certificate of incorporation or bylaws of Rivian, or (d) any Governmental Order of any Governmental Authority having jurisdiction over any Group Company, except in the case of clauses (a), (b) and (d), such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.05.SEC Documents. Rivian has timely filed or furnished all reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the “SEC”) required to be filed or furnished by Rivian (the “SEC Documents”) since January 1, 2022. As of their respective dates of filing, (i) the SEC Documents complied as to form in all material respects with the requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable thereto, and (ii) except to the extent amended or superseded by a subsequent filing with the SEC, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 3.06.Consents and Approvals. All consents, approvals, authorizations and orders of, and qualifications with, any Governmental Authority required on the part of Rivian in connection with the execution, delivery or performance of this Agreement, including delivery of the Subject Shares and Convertible Note, if applicable (other than those necessary to satisfy the condition to the applicable Milestone Closing set forth in Section 2.11(b)), have been obtained or made.
Section 3.07.Capitalization. All issued and outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable, and conform in all material respects to the description thereof in Rivian’s most recent SEC Documents. Rivian shall at all times keep available out of its authorized but unissued Shares, solely for the purpose of effecting the issuance of the Subject Shares, such number of Shares as shall be sufficient to effect the issuance of the Subject Shares in accordance with the terms of this Agreement; and if at any time the number of authorized but unissued shares of Shares shall not be sufficient to effect the issuance of the Subject Shares in accordance with the terms of this Agreement, without limitation of such other remedies as shall be available to VIA, Rivian will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued Shares to such number of Shares as shall be sufficient for such purposes.
Section 3.08.No Litigation.
(a)There are no Actions pending to which any Group Company is a party or to which any of the properties of the Group is subject, including those proceedings (i) described in Rivian’s SEC Documents, or (ii) as set forth on Section 3.08 of the Rivian Disclosure Schedule, that would, individually or in the aggregate, reasonably be expected (based on, among other things, an assessment of the facts, circumstances, and merits of the underlying claim or dispute) to materially and adversely affect the operations or condition (financial or otherwise) of Rivian and its Subsidiaries, taken as a whole, but in each case, excluding any Actions brought by VW AG or its Affiliates against Rivian.
(b)The Group is not subject to any notice, court decision, agency guideline, order, writ, injunction, award, judgment or decree of any federal, state, local or foreign government, any court of competent jurisdiction or any administrative, regulatory (including any stock exchange) or other governmental agency, commission or authority which would, individually or in the aggregate, reasonably be expected (based on, among other things, an assessment of the facts, circumstances, and merits of the underlying matter set forth therein) to materially and adversely affect the operations or condition (financial or otherwise) of Rivian and its Subsidiaries, taken as a whole.
Section 3.09.Financial Statements; Controls; Listing Requirements.
(a)The audited financial statements and the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Group included in the SEC Documents comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act, as applicable, as well as the published rules and regulations of the SEC with respect thereto, and present fairly the consolidated financial position of the Group as of the dates shown and the Group’s results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Group’s quarterly financial statements. The other financial information included in the SEC Documents has been derived from the accounting records of the Group and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in the SEC Documents are based on or derived from sources which Rivian reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(b)Rivian has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such disclosure controls and procedures are designed (i) to ensure that material information required to be disclosed in Rivian’s periodic reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the required time periods, and (ii) to timely alert Rivian’s principal executive officer and principal financial officer to material information required to be included in Rivian’s periodic reports required under the Exchange Act.
(c)Rivian has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act). Such internal controls are designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included in the SEC Documents are accurate. Except as described in the SEC Documents, since the end of Rivian’s most recent audited fiscal year, there has been (i) no material weakness in Rivian’s internal control over financial reporting (whether or not remediated) as defined in Rule 13(a)-15(f) under the Exchange Act and (ii) no change in Rivian’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, Rivian’s internal control over financial reporting.
(d)The interactive data in eXtensible Business Reporting Language included in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.
(e)Since January 1, 2022, Rivian has complied in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Global Select Market.
Section 3.10.Absence of Certain Changes or Events. Since March 31, 2024, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 3.11.Permits. Each Group Company possesses all certificates, authorizations and permits (collectively, “Permits” and each, a “Permit”) issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and no Group Company has received any notice of proceedings relating to the revocation or modification of any Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as described in the SEC Documents.
Section 3.12.Compliance with Contracts. Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Group Companies is in material breach of or default under any Contract, and, to the Group’s knowledge, no other party is in a material breach of or default under any such Contract, except as described in the SEC Documents.
Section 3.13.Properties. Each Group Company has good and marketable title to all real property and personal property owned by it that is material to the business of the Group, taken as a whole, in each case free and clear of all liens, encumbrances or defects, except such as are described in the SEC Documents or those that would not be reasonably likely to result in a Material Adverse Effect. Any real property and buildings held under lease by the Group are held by each Group Company under valid, subsisting and, to Rivian’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Group, taken as a whole.
Section 3.14.Intellectual Property; Open Source Software; IT Systems; Data.

(a)Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Group Company owns or has a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of its business, (ii) to Rivian’s knowledge, the Intellectual Property Rights owned by the Group and, to Rivian’s knowledge, the Intellectual Property Rights licensed to the Group, are valid, subsisting and enforceable, and there is no pending or, to Rivian’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights, (iii) no Group Company has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights by such Group Company, (iv) to Rivian’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by Rivian, (v) no Group Company infringes, misappropriates or otherwise violates, or in the past three (3) years has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any third party, (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of any Group Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the applicable Group Company if such Intellectual Property Rights are not assigned by operation of applicable law, and (vii) each Group Company uses, and has used, commercially reasonable efforts to appropriately maintain as confidential its trade secrets.
(b)(i) Those certain Intellectual Property Rights owned by, or licensed to, the Group as of the date of this Agreement and which are necessary or useful for the conduct of the business of developing and commercializing software for electric vehicles (the “JV Background IP”) are not subject to any security interest, pledge, hypothecation, mortgage, lien or encumbrance (other than (A) any license of, option to license, or covenant not to assert claims of infringement, misappropriation or other violation, (B) any non-exclusive licenses or other rights granted in the ordinary course of business and (C) restrictions on certain dispositions pursuant to the Group’s senior secured notes indenture dated as of October 8, 2021 and senior secured revolving credit agreement dated as of April 19, 2023), and (ii) there are no restrictions on the ability of any Group Company to grant a non-exclusive, perpetual, fully paid-up and irrevocable license to use, copy, modify, adapt, improve or enhance the JV Background IP to the Company or to VIA (or an Affiliate thereof) on arm’s-length terms.
(c)Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Group Company uses and has used all software and other materials used in its businesses that are under a “free,” “open source,” or similar licensing model (including the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) no Group Company uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) any Group Company to permit reverse engineering of any software code or other technology owned by any Group Company or (B) any software code or other technology owned by Group Company to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.
(d)Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or leased by the Group (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Group as currently conducted and, to the knowledge of Rivian, are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) each Group Company has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect the integrity, continuity, redundancy and security of all IT Systems used in connection with their businesses as currently conducted; and (iii) to the knowledge of Rivian, there has been no unauthorized access to the IT Systems.
(e)Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Group Company has complied and is presently in compliance with all internal and external privacy policies, contractual obligations, applicable industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other Governmental Authority, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by such Group Company of personal, personally identifiable, household, sensitive or confidential (“Data Privacy and Security Obligations”, and such data, “Data”); (ii) Rivian has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Privacy and Security Obligations; and (iii) there is no action, suit or proceeding by or before any court or Governmental Authority pending or, to the knowledge of Rivian, threatened alleging non-compliance with any Data Privacy and Security Obligations.

(f)Each Group Company has taken commercially reasonable technical and organizational measures designed to protect the information technology systems and Data used in connection with the operation of its businesses. Without limiting the foregoing, each Group Company has used commercially reasonable efforts to establish and maintain, and has established, maintained, implemented and complied with commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity or disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of its businesses (“Breach”). Except as would not, individually or in the aggregate, have a Material Adverse Effect, there has been no such Breach, and no Group Company has been notified of any such Breach.
Section 3.15.Compliance with Laws. The Group has conducted and is conducting its business in material compliance with all applicable Law except to the extent that any such non-compliance would not reasonably be expected to have a Material Adverse Effect.
Section 3.16.Anti-Corruption Law and Sanctions.
(a)(i) No Group Company or any of its controlled Affiliates, or any director or officer thereof, or to Rivian’s knowledge, any employee, agent or representative of any Group Company or any of its controlled Affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any Person in violation of any applicable anti-corruption laws; (ii) each Group Company and each of its controlled Affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) no Group Company will use, directly or knowingly indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable anti-corruption laws.
(b)No Group Company, or any director or officer thereof, or to Rivian’s knowledge, any employee, agent, controlled Affiliate or representative of any Group Company, is a Person that is, or is owned or controlled by, one or more Persons that are:
(i)the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions”); or
(ii)located, organized or resident in a country, region or territory that is the subject of Sanctions (including Cuba, Iran, North Korea, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Zaporizhzhia and Kherson Regions, or Syria).
(c)The Group will not, directly or, knowingly, indirectly, use the proceeds received pursuant to this Agreement or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:
(i)to fund, finance or facilitate any activities, business or transaction of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(ii)in any other manner that could reasonably be expected to result in a violation of Sanctions by any Person.
(d)For the past five years, no Group Company has knowingly engaged in, is now knowingly engaged in, and will knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

Section 3.17.Money Laundering. The operations of the Group are and have been conducted at all times in material compliance with all applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Group conducts business and the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority with jurisdiction over any Group Company (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving any Group Company with respect to the Money Laundering Laws is pending or, to the knowledge of Rivian, threatened.
Section 3.18.Insurance. Each Group Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in Rivian’s reasonable judgment, prudent and customary in the businesses in which the Group is engaged, taken as a whole; no Group Company has been refused any insurance coverage sought or applied for; and no Group Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.19.Labor.
(a)No material labor dispute with the employees of any Group Company exists, or, to the knowledge of Rivian, is imminent; and Rivian is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)There are no (i) collective bargaining agreements or other agreements with a labor union, trade union, works council, staff association or other employee representative body to which those certain employees of the Group who are employed in the business of developing and commercializing software for electric vehicles and who are expected to be provided with offers of employment by the Company or Rivian for employment by the Company, in each case as of the date of this Agreement (such employees as a group, the “JV Potential Employees”) are subject, or (ii) existing or, to the knowledge of Rivian, pending disputes, claims or legal proceedings instituted by the JV Potential Employees against the Group that are unresolved which would, in the case of each of clauses (i) and (ii), prevent the employment of the JV Potential Employees by the Company in a material respect.
Section 3.20.Solvency. The Group is, and after giving effect to the transactions contemplated hereby, will be Solvent (as defined below). For purposes of this Section 3.20, “Solvent” means, with respect to the Group, that (a) the fair value and the present saleable value of any and all property of the Group is greater than the probable liability on existing debts of the Group as they become absolute and mature, (b) the Group is able to pay its debts (including contingent and subordinated liabilities) as they become absolute and mature, (c) the Group does not intend to, nor believes that it will, incur debts that would be beyond its ability to pay as such debts mature and (d) the Group is not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would constitute unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
Section 3.21.Brokers and Other Advisors. Except as set forth on Section 3.21 of the Rivian Disclosure Schedule, there is no broker, investment banker, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of Rivian that is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Rivian.
Section 3.22.No “Bad Actor” Disqualification.
(a)Rivian has exercised reasonable care, in accordance with SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To Rivian’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. Rivian has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.

(b)For purposes of this Section 3.22, “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including Rivian; any predecessor or Affiliate of Rivian; any director, executive officer, other officer participating in the offering, general partner or managing member of Rivian; any beneficial owner of twenty percent (20%) or more of Rivian’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with Rivian in any capacity at any Milestone Closing Date; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale and issuance of the Subject Shares or Convertible Note, if applicable (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.
Article IV
REPRESENTATIONS AND WARRANTIES
OF VIA
VIA hereby represents and warrants to Rivian that all of the following statements are true and complete as of the date hereof and will be true and complete as of each Milestone Closing Date as though made on such Milestone Closing Date, subject to such exceptions as are disclosed in the VIA Disclosure Schedule:
Section 4.01.Authority; Enforceability. The execution, the delivery by VIA of, and the performance by VIA of its obligations under this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of VIA. This Agreement constitutes a valid and binding obligation of VIA, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
Section 4.02.No Conflict. VIA’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any applicable Law, (b) any agreement or other instrument binding upon VIA, (c) any of the terms and provisions of the certificate of incorporation or bylaws of VIA, or (d) any Governmental Order of any Governmental Authority having jurisdiction over VIA, except in the case of clauses (a), (b) and (d), such as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on VIA’s ability to perform its obligation under this Agreement.
Section 4.03.Restricted Securities; Purchase Entirely for Own Account; Status. VIA understands that Rivian intends for the Subject Shares and Convertible Note (if applicable) to be offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and Rivian is relying upon the truth and accuracy of, and VIA’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of VIA set forth herein in order to determine the availability of such exemptions and the eligibility of VIA to acquire the Subject Shares and Convertible Note (if applicable). VIA is making this investment and is acquiring the Subject Shares and Convertible Note (if applicable) for VIA’s own account as a principal, and not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part. VIA has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing VIA’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. VIA is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.
Section 4.04.Legend. VIA understands and agrees that until the Subject Shares issuable to VIA are registered or transferred pursuant to the provisions of Rule 144 under the Securities Act (“Rule 144”), the certificates representing such shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE

SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.
Section 4.05.Information. VIA acknowledges that no private placement memorandum or similar offering documents have been prepared or distributed in connection with this Agreement, but in lieu thereof VIA has had access to the SEC Documents. VIA has relied on the information contained therein and in such other documents as VIA has elected to review and has not relied upon any oral representations or been furnished any other offering literature or written information, except other information (if any) provided by Rivian at VIA’s request. VIA has been provided with adequate opportunity to ask questions of Rivian’s management and to review any documents that VIA deems material.
Section 4.06.Brokers and Other Advisors. Except as set forth on Schedule 4.06 of the VIA Disclosure Schedule, there is no broker, investment banker, financial advisor or other intermediary that has been retained by or is authorized to act on behalf of VIA that is entitled to any broker’s, finder’s, financial advisor’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of VIA.
Article V
ADDITIONAL AGREEMENTS
Section 5.01.Confidentiality. The terms of the Confidentiality Agreement dated November 23, 2023 (the “Confidentiality Agreement”) among VW AG, Rivian and the other parties thereto, are hereby incorporated herein by reference and shall apply to the Parties mutatis mutandis and shall continue in full force and effect until the later of the Milestone Closings and shall survive the Milestone Closings and remain in full force and effect until their expiration in accordance with the terms of the Confidentiality Agreement. If this Agreement is, for any reason, terminated prior to any Milestone Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.
Section 5.02.Further Action.
(a)Except as otherwise provided in this Agreement, the Parties shall, and shall cause their respective Affiliates to, use commercially reasonable efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law to execute and deliver this Agreement and such other documents and other papers as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement, including the obtaining of all necessary waivers, consents, approvals and authorizations from any third party.
(b)From time to time after each Milestone Closing, without additional consideration, each Party hereto shall, and shall cause its Affiliates to, execute and deliver such further instruments and take such other action as may be necessary or is reasonably requested by any other Parties to make effective the transactions contemplated by this Agreement.
Section 5.03.Exchange Act Reporting. With a view to making available to VIA the benefits of certain rules and regulations of the SEC which may permit the resale of the Subject Shares, where such Subject Shares are not covered by a Demand Registration pursuant to the terms of this Agreement, to the public without registration, Rivian shall:
(a)make and keep public information available, as those terms are understood and defined in Rule 144 at all times after any Milestone Closing Date;
(b)use commercially reasonable efforts to file with the SEC, in a timely manner, all reports and other documents required of Rivian under the Exchange Act, at any time when Rivian is subject to such reporting requirements; and
(c)so long as VIA owns any Subject Shares, furnish to VIA forthwith upon request: a written statement by Rivian as to its compliance with the reporting requirements of the Exchange Act; a copy of the most recent annual or quarterly report of Rivian; and such other reports and documents as VIA may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Subject Shares without registration (in each case to the extent not readily publicly available) or pursuant to Form S-3.

Section 5.04.Registration Rights.
(a)At any time following any Milestone Closing Date, VIA may deliver to Rivian a written request that Rivian file a registration statement on Form S-3 (or, if Rivian is not then eligible, on Form S-1) (a “Registration Statement”) under the Securities Act covering the resale of all of the Registrable Shares of VIA, which request shall specify the aggregate number of Registrable Shares proposed to be resold (the “Demand Request”). Rivian shall as soon as practicable thereafter, and in any event within twenty (20) calendar days after the date that such Demand Request is given, file and use its commercially reasonable efforts to (i) effect a Registration Statement covering the resale of the Registrable Shares specified in the Demand Request (a “Demand Registration”), and (ii) cause such Registration Statement to remain effective until such date as VIA has completed the distribution of Registrable Shares as described in the relevant Registration Statement; provided, that Rivian’s obligation to file a Registration Statement is contingent upon VIA furnishing in writing to Rivian such information regarding VIA, the securities of Rivian held by VIA, and the intended method of disposition of such Registrable Shares, as shall be reasonably requested by Rivian to effect the registration of such Registrable Shares in compliance with applicable securities laws and which information shall be requested by Rivian from VIA at least five (5) trading days prior to the anticipated filing date of the Registration Statement; provided, further, that Rivian shall not be obligated to effect, or to take any action to effect, any Registration Statement pursuant to this Section 5.04 during the period that is twenty (20) days before Rivian’s good faith estimate of the date of filing of, and ending on a date that is forty-five (45) days after the effective date of, a Rivian-initiated registration, provided, that Rivian is actively employing in good faith commercially reasonable efforts to cause such Registration Statement to become effective; provided, however, that Rivian may not invoke this right more than twice in any twelve (12) month period. A Demand Registration shall not be counted as “effected” for purposes of this Section 5.04 until such time as the applicable Registration Statement has been declared effective by the SEC.
(b)VIA may request in its Demand Request that the resale of Registrable Shares be effectuated by means of an underwritten offering, provided, that the aggregate offering value of the Registrable Shares covered by such Demand Request is equal to at least $100,000,000. In the event of such an underwritten Demand Registration, VIA shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by VIA and reasonably acceptable to Rivian. Notwithstanding any other provision of this Section 5.04, if the underwriter(s) advise(s) Rivian in writing that marketing factors require a limitation of the number of Registrable Shares to be underwritten, then Rivian shall so advise VIA, and the number of Registrable Shares that may be included in the underwritten offering shall be reduced as required by the underwriter(s). If VIA disapproves of the terms of any such underwriting, VIA may elect to withdraw therefrom by written notice to Rivian and the underwriter(s) delivered at least ten (10) Business Days prior to the effective date of the Registration Statement.
(c)Notwithstanding the foregoing obligations, if Rivian furnishes to VIA following a Demand Request a certificate signed by Rivian’s chief executive officer stating that in the good faith judgment of the board of directors of Rivian it would be materially detrimental to Rivian and its stockholders for such Registration Statement to be filed and it is therefore necessary to defer the filing of such Registration Statement, then Rivian shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the Demand Request is given; provided, however, that Rivian may not invoke this right more than once in any twelve (12) month period; and provided, further, that Rivian shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period.
(d)VIA acknowledges that there may be times when Rivian must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Rivian and declared effective by the SEC, or until such time as Rivian has filed an appropriate report with the SEC pursuant to the Exchange Act. VIA hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus forming part of the Registration Statement during the period commencing at the time at which Rivian gives VIA written notice of the suspension of the use of said prospectus and ending at the time Rivian gives VIA written notice that VIA may thereafter effect sales pursuant to said prospectus; provided, that, (i) Rivian shall not suspend the use of the Registration Statement (A) on more than three (3) occasions for a period of more than thirty (30) consecutive days or (B) more than an aggregate total of sixty (60) days, in each case, in any 360-day period, (ii) the board of directors of Rivian shall have reasonably determined that, in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly or annual report under the Exchange Act, (iii) Rivian shall have a bona fide business purpose for not making such information public and (iv) Rivian shall use commercially reasonable efforts to make such Registration Statement available for the sale by VIA of Registrable Shares as soon as practicable after the commencement of each such suspension.

(e)The costs, fees and expenses associated with a Demand Registration will be borne by Rivian; provided, that VIA shall bear all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Shares pursuant to such Demand Registration, and fees and disbursement of counsel for VIA.
(f)Whenever required to effect any Demand Registration, Rivian shall, as expeditiously as reasonably possible, furnish, at the request of VIA, on the date that the relevant Subject Shares are delivered to the underwriter(s) for sale, if such Subject Shares are being sold through underwriters, (i) an opinion and a “negative assurance letter”, each dated as of such date, of the counsel representing Rivian for the purposes of such Demand Registration, in form and substance as is customarily given to underwriters in an underwritten public offering addressed to the underwriters and (ii) “comfort” letters dated as of the closing date of the offering, from the independent certified public accountants of Rivian, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the underwriters, addressed to the underwriters.
(g)The term “Registrable Shares” means the Subject Shares; provided, however, that a security shall cease to be a Registrable Share upon the earlier to occur of: (i) a Registration Statement registering such Registrable Shares under the Securities Act having been declared or becoming effective and such Registrable Shares having been sold or otherwise transferred by VIA to and in a manner contemplated by such Registration Statement, (ii) such Registrable Shares being sold pursuant to Rule 144 under circumstances in which any legend borne by such security relating to restrictions on transferability thereof, under the Security Act or otherwise, is removed by Rivian, (iii) the first date the Registrable Shares are eligible to be sold pursuant to Rule 144 without any limitation as to volume of sales or notice requirements under Rule 144 or (iv) such Registrable Shares cease to be outstanding following their issuance. Notwithstanding the foregoing, no Subject Shares shall be Registrable Shares following the three-year anniversary of the date the Registration Statement is declared effective.
(h)If any Registrable Shares are included in a Registration Statement under this Section 5.04:
(i)Rivian agrees to indemnify and reimburse and hold harmless, to the extent permitted by law, VIA against all losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of material fact contained in a Registration Statement in connection with a Demand Registration or prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or any other violation or breach of the Securities Act, the Exchange Act, or any state securities (“Damages”) by Rivian or any other person acting on its behalf, and shall reimburse VIA for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, provided, however, that the indemnity agreement contained in this Section 5.04(h)(i) shall not apply to amounts paid in any settlement of any claim or proceeding if such settlement is effected without the consent of Rivian, which consent shall not be unreasonably withheld, nor shall Rivian be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with information furnished in writing to Rivian by or on behalf of VIA expressly for use in the Registration Statement.
(ii)VIA agrees to indemnify and reimburse and hold harmless, to the extent permitted by law, Rivian against all Damages, to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of VIA expressly for use in the Registration Statement, and VIA will pay to Rivian any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result; provided, however, that the indemnity agreement contained in this Section 5.04(h)(ii) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of VIA, which consent shall not be unreasonably withheld; and, provided, further, that in no event shall the aggregate amounts payable by VIA by way of indemnity or contribution under this Section 5.04(h)(ii) and Section 5.04(h)(iii) exceed the proceeds from the offering received by VIA (net of any underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Shares, and fees and disbursements of counsel for VIA, except for any such fees and disbursements of counsel borne by Rivian (collectively, “Selling Expenses”) paid by VIA), except in the case of actual fraud or willful misconduct by VIA.
(iii)Promptly after receipt by an indemnified party under this Section 5.04 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.04, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the applicable parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.04 solely to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.04.
(iv)To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 5.04 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 5.04 provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 5.04, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) VIA shall not be required to contribute any amount in excess of the aggregate public offering price of all such Registrable Shares offered and sold by VIA pursuant to such Registration Statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to a contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided, further, that in no event shall VIA’s liability pursuant to this Section 5.04, when combined with the amounts paid or payable by VIA pursuant to Section 5.04(h)(ii), exceed the proceeds from the offering received by VIA (net of any Selling Expenses paid by VIA), except in the case of willful misconduct or actual fraud by VIA.
(v)Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
(vi)Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of Rivian and VIA under this Section 5.04(h) shall survive the completion of any offering of Registrable Shares in a registration under this Section 5.04, and otherwise shall survive the termination of this Agreement.
Section 5.05.Requisite Stockholder Approval. Rivian shall use commercially reasonable efforts to hold a special stockholder meeting to obtain any Requisite Stockholder Approval with respect to the issuance of the Subject Shares to VIA.
Section 5.06.Orderly Market; Standstill; Voting Agreement. The terms and obligations of Section 8 of that certain Convertible Promissory Note Purchase Agreement, dated June 25, 2024 (the “Note Purchase Agreement”), between VIA and Rivian, are hereby incorporated herein by reference and shall apply to the Parties mutatis mutandis and shall continue in full force and effect in accordance with the terms thereof, and, for the avoidance of doubt, shall survive the Milestone Closings and any termination of the Note Purchase Agreement. If this Agreement is, for any reason, terminated prior to any Milestone Closing, the terms and obligations of Section 8 of the Note Purchase Agreement shall continue in full force and effect in accordance with its terms. Nothing contained in this Agreement (express or implied) shall be deemed to modify, amend or change any of the terms and conditions of the Note Purchase Agreement.
Article VI
TERMINATION
Section 6.01.Termination. This Agreement may be terminated:
(a)by either VIA or Rivian (i) solely in respect of the obligation to consummate the Financial Milestone Closing, if the Financial Milestone Closing shall not have occurred by the date that is five (5) years after the date hereof, (ii) solely in respect of the obligation to consummate the Testing Milestone Closing, if the Testing Milestone Closing shall have not occurred by the date that is five (5) years after the date hereof or (iii) solely in respect of the obligation to consummate the SOP Milestone Closing, if the SOP Milestone Closing shall have not occurred by the date that is five (5) years after the date hereof (each such date, a “Termination Date”), but in each case, other than in the event that the applicable Milestone Closing has not occurred by such date as a result of any failure on the part of terminating Party to comply with or perform any covenant or obligation of such Party set forth in this Agreement; provided, that the other Party is not then in breach of this Agreement so as to cause the applicable Milestone Closing not to occur;
(b)by either Rivian or VIA in the event that any Governmental Authority of competent jurisdiction in the United States shall have issued a Governmental Order that permanently enjoins the consummation of the transactions contemplated by this Agreement and such Governmental Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 6.01(b) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the issuance of such Governmental Order or other action;
(c)by Rivian if a breach of any covenant or agreement on the part of VIA set forth in this Agreement (including an obligation to consummate any Milestone Closing) shall have occurred that would, if occurring or continuing on any Milestone Closing Date, cause the conditions set forth in Section 2.11 or Section 2.12 not to be satisfied, and such breach is not cured, or is incapable of being cured, within thirty (30) days (but no later than the Termination Date) of receipt of written notice by Rivian to VIA of such breach; provided, that Rivian is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 2.11 or Section 2.13 not to be satisfied;
(d)by VIA if a breach of Sections 2.03, 2.06 or 2.09 on the part of Rivian shall have occurred and such breach is not cured within thirty (30) days (but no later than the Termination Date) of receipt of written notice by VIA to Rivian of such breach; provided, that VIA is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 2.11 or Section 2.12 not to be satisfied;
(e)by either VIA or Rivian if it has exercised a Call Right; or
(f)by the written consent of Rivian and VIA.
Section 6.02.Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any Party or any of their respective Representatives; provided, that (a) Section 5.01, Section 5.04, Section 5.06, this Section 6.02 and Article VII shall survive any termination, and (b) nothing herein shall relieve any Party from liability for any intentional breach of this Agreement occurring prior to such termination.
Article VII
GENERAL PROVISIONS
Section 7.01.Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and in English, and shall be conclusively deemed to have been duly given (a) when hand-delivered, upon delivery; (b) when sent by facsimile or electronic mail, upon receipt of confirmation of error-free transmission; or (c) two (2) Business Days after being deposited with an overnight courier service of recognized international standing, provided, that the sending party receives a confirmation of delivery from the delivery service provider. All notices or other communications required or permitted under this Agreement shall be in writing and mailed, emailed or delivered to each party at the addresses indicated below.
VIA
Volkswagen International America Inc.
c/o Volkswagen Aktiengesellschaft
Berliner Ring 2, 38440
Wolfsburg, Germany

with a copy to (which shall not constitute notice):
Volkswagen Aktiengesellschaft
Berliner Ring 2, 38440
Wolfsburg, Germany
Attention: Head of Legal and Head of M&A; [***]
Email: [***]
Linklaters LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: [***]
Email: [***]

RIVIAN
Rivian Automotive, Inc.
14600 Myford Road
Irvine, California 92606
Attention: [***]
Email: [***]

with a copy to (which shall not constitute notice):
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention: [***]
Email: [***]

and with a copy to (which shall not constitute notice):
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, CA 94304-1018
Attention: [***]
Email: [***]

VW AG

Volkswagen Aktiengesellschaft
Berliner Ring 2, 38440
Wolfsburg, Germany
Attention: Head of Legal and Head of M&A; [***]
Email: [***]

with a copy to (which shall not constitute notice):
Linklaters LLP
1290 Avenue of the Americas
New York, NY 10104
Attention: [***]
Email: [***]

    Any such notice shall be deemed given on the date received, except any notice received after 5:30 p.m. (in the time zone of the receiving party) on a Business Day or received on a non-Business Day shall be deemed to have been received on the next Business Day. A party may add, delete or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 7.01.
Section 7.02.Successors and Assigns. The rights and obligations of Rivian and VIA under this Agreement will bind and benefit their respective successors and assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned or otherwise transferred by either Rivian or VIA, by operation of law or otherwise, in whole or in part, without the other’s prior written consent. Notwithstanding the foregoing, no consent of Rivian is required for an assignment or transfer by VIA of this Agreement or the Subject Shares, in whole or in part, to (i) an Affiliate of VIA, or (ii) a successor-in-interest of VIA by reason of merger or consolidation or sale of all or substantially all of the assets of VIA relating to the subject matter of this Agreement; provided, that following such transfer, the transferee shall be deemed “VIA” for all purposes under this Agreement, including all rights and obligations associated therewith.
Section 7.03.Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.
Section 7.04.Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
Section 7.05.Entire Agreement. This Agreement, the other Transaction Documents and the Note Purchase Agreement constitute and contain the entire agreement between Rivian and VIA and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the Parties, whether written or oral, respecting the subject matter hereof.
Section 7.06.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice-of-law rules thereof that may direct the application of the laws of another jurisdiction.
Section 7.07.Dispute Resolution.
(a)Any Party alleging any controversy, claim or dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (a “Dispute”) shall give written notice (a “Dispute Notice”) to the other Parties which includes information on (i) the substance of the Dispute, (ii) the dollar amount at issue, (iii) key areas of disagreement, and (iv) any applicable time sensitivities associated with resolving the Dispute. All applicable statutes of limitations with respect to such Dispute shall be tolled as of the date of the Dispute Notice and until the end of the applicable time period for resolving the Dispute as provided in Section 7.07(b).

(b)Upon receipt of the Dispute Notice, the Parties shall attempt to resolve such Dispute in good faith within thirty (30) days after receipt of the Dispute Notice, including that the Parties may request that the Co-CEOs (as defined in the LLC Agreement) attempt to resolve any Disputes arising out of or relating to the Testing Milestone. If so requested by one of the Parties, the Parties shall use reasonable best efforts to cause the each of their respective Chief Executive Officers to meet within ten (10) days after receipt of the Dispute Notice in furtherance of resolving the Dispute.
(c)Except as provided under Exhibit A, any Dispute not resolved as provided in Sections 7.07(a) and (b) above shall be referred to and resolved exclusively and finally by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) as are then in effect.
(d)Number of Arbitrators. The number of arbitrators shall be three (3), and they shall endeavor to complete the final hearing in the arbitration within six (6) months after the appointment of the last arbitrator; provided, that any delay or failure to do so shall not be a basis for challenge or removal of the arbitral tribunal or setting aside any arbitral award.
(e)Method of Appointment of the Arbitrators. If there are only two (2) parties to the Dispute, then each party to the Dispute shall nominate one (1) arbitrator within thirty (30) days of the filing of the arbitration, and the two (2) arbitrators so nominated shall select the president of the arbitral tribunal within thirty (30) days after the latter of the two (2) party-appointed arbitrators has been nominated. If there are more than two parties to the Dispute, then within thirty (30) days of the filing of the arbitration, all claimants shall jointly appoint one (1) arbitrator and all respondents shall jointly appoint one (1) arbitrator, and the two arbitrators so appointed shall select the president of the arbitral tribunal within thirty (30) days after the latter of the two (2) party-appointed arbitrators has been nominated by the parties to the Dispute. If either all claimants or all respondents fail to make a joint appointment of an arbitrator, or if the party-appointed arbitrators cannot reach an agreement on the president of the arbitral tribunal within the applicable time period, then the ICC International Court of Arbitration as the appointing authority shall make the prescribed appointment.
(f)Place of Arbitration. The seat, or legal place, of arbitration shall be London, England.
(g)Language. The arbitration proceedings shall be conducted in the English language.
(h)Entry of Judgment. The award of the arbitral tribunal shall be final and binding. Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction. The Parties agree that service of process for any action to enforce an award may be accomplished according to the procedures of Section 7.01, as well as any other procedure authorized by Law.
(i)Notice. All notices required for any arbitration proceeding shall be deemed properly given if given in accordance with the ICC Rules or this Agreement.
(j)Interest. The award shall include pre-award and post-award interest, as determined in the arbitral award, from the date of any default or other breach of this Agreement until the arbitral award is paid in full.
(k)Currency of Award. Any arbitral award for the payment of money shall be made payable in U.S. dollars, free of any tax or other deduction.
(l)Confidentiality. Any arbitration (including (i) a settlement during the course of the arbitration or resulting from an arbitral award or documents exchanged or produced during an arbitration proceeding, (ii) memorials, briefs or other documents prepared for the arbitration, and (iii) the fact or existence of arbitration) shall be confidential and may not be disclosed by the Parties, their employees, officers, directors, counsel, consultants and expert witnesses, except to the extent necessary to enforce any arbitration award or as required by applicable Law; provided, however, that breach of this confidentiality provision shall not void any settlement, expert determination or award.
(m)Conflict. In the event of a conflict between this Section 7.07 and the ICC Rules, the terms of this Section 7.07 shall prevail.
Section 7.08.Waiver of Jury Trial. THE PARTIES WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, OR THE MATTERS COVERED BY THIS AGREEMENT AND HEREBY AGREE THAT

THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGE THAT THEY WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.
Section 7.09.Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.
Section 7.10.Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party reasonable fees and expenses of attorneys and accountants, which shall include all fees, costs and expenses of appeals.
Section 7.11.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 7.12.Expenses. Rivian and VIA are each liable for, and will pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including attorneys’ and consultants’ fees and expenses in connection with the foregoing.
Section 7.13.Public Announcements. None of the Parties shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Parties, unless such press release or public announcement is required by Law or applicable stock exchange regulation, in which case the Parties shall, to the extent practicable, consult with each other as to the timing and contents of any such press release, public announcement or communication; provided, however, that the prior written consent of the other Parties shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written consent of such other Parties.
Section 7.14.Waiver. Any Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other Parties pursuant to this Agreement, or (c) waive compliance with any of the agreements of the other Parties or conditions to such obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder. Any waiver of any term or condition hereof shall not be construed as a waiver of any subsequent breach or as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement.
Section 7.15.No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of, and be enforceable by, only the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to, or shall confer upon, any other Person any right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.
Section 7.16.Other Payment Terms.
(a)Except as otherwise provided herein, all payments made pursuant to this Agreement shall be made by wire transfer in immediately available funds in U.S. dollars without any setoff, deduction or counterclaim whatsoever, including with respect to payments due pursuant to this Agreement or any other agreement among the Parties.
(b)VW AG shall cause VIA to make (and shall make available or cause to be made available to VIA the amounts necessary to make) the payments required by VIA under Section 2.04(a), Section 2.07(a), Section 2.07(b), Section 2.10(a) or Section 2.14. VW AG hereby represents and warrants to Rivian as follows: (a)

VW AG has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery by VW AG of this Agreement and the performance by VW AG of its obligations hereunder have been duly authorized by all requisite action on the part of VW AG, and (c) this Agreement has been duly executed and delivered by VW AG, and (assuming due authorization, execution and delivery by the other Parties) this Agreement constitutes a legal, valid and binding obligation of VW AG, enforceable against VW AG in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to or affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity).
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

VOLKSWAGEN INTERNATIONAL AMERICA INC.

By:    /s/ Christopher McGee
    Name: Christopher McGee
    Title: Director

By:    /s/ Lauren Kincaid
    Name: Lauren Kincaid
    Title: Secretary

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed as of the date first written above by its respective officers thereunto duly authorized.

RIVIAN AUTOMOTIVE, INC.

By:    /s/ Claire McDonough
Name: Claire McDonough
Title: Chief Financial Officer

[Signature Page to Investment Agreement]

Solely with respect to Article VII:

VOLKSWAGEN AKTIENGESELLSCHAFT

By:    /s/ Arno Antlitz
    Name: Dr. Arno Antlitz
    Title: Member of Management Board

By:    /s/ Manfred Döss
    Name: Dr. Manfred Döss
    Title: Member of Management Board

EXECUTION VERSION
EXHIBIT B
FORM OF SENIOR CONVERTIBLE PROMISSORY NOTE
NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM.
RIVIAN AUTOMOTIVE, INC.
SENIOR CONVERTIBLE PROMISSORY NOTE
Principal Amount: $250,000,000    Issue Date: __,
For value received, Rivian Automotive, Inc., a Delaware corporation (“Rivian”), hereby promises to pay to Volkswagen International America Inc., a Delaware corporation (“Investor”), or its registered assigns, in lawful money of the United States of America the principal amount of two hundred fifty million and no/100 ($250,000,000) (the “Principal Amount”), plus any accrued Interest (as defined below). This senior convertible promissory note (this “Note”) is being issued pursuant to terms of that certain Investment Agreement among Rivian, Investor and, solely with respect to Article VII thereto, Volkswagen Aktiengesellschaft, dated as of November 13, 2024 (the “Investment Agreement”). This Note is subject to the following terms and conditions.
1Basic Terms; Repayment
1.1Maturity
Unless earlier converted pursuant to Section 2, the Outstanding Amount (as defined below) shall mature on and become immediately due and payable in full on September 30, 2027 (the “Maturity Date”).
1.2Interest
Non-compounding interest on the Principal Amount shall accrue at the rate of 4.75% per annum (“Interest”). Interest shall be calculated based on a three hundred sixty-five (365) day year and charged for the actual number of days elapsed Interest shall accrue commencing upon the date hereof and shall continue until this Note is paid in full or converted pursuant to the terms hereof. Rivian shall have the option to pay Investor all accrued Interest in cash on a semiannual basis on June 15 and December 15 of each year (each, an “Interest Payment Date”) commencing on ____ 15, 20__ and continuing up to the earliest of the Maturity Date, the Conversion Date or such other date on which the Note is repaid in accordance with the terms hereof. For the avoidance of doubt, to the extent Rivian elects not to pay Investor accrued Interest in cash on an Interest Payment Date, such accrued Interest shall be included in the Outstanding Amount (as defined below) to be converted into Conversion Shares (as defined below) pursuant to Section 2.
1.3No Prepayment
Rivian shall not have the right to prepay, redeem or otherwise acquire, in whole or in part, this Note at any time except:

A-1

EXECUTION VERSION
1.3.1in accordance with the provisions of Section 3.3;
1.3.2in accordance with the provisions of Section 4; or
1.3.3in the event of a Change of Control, in which case (unless Investor has made an Early Conversion Request pursuant to Section 2.6.1) the Outstanding Amount (calculated to, but not including, the date of repayment) shall become immediately due and payable in full immediately prior to the closing of such Change of Control.
1.3.4For purposes of this Section 1.3.3:
1.3.5 “Change of Control” means (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a Permitted Holder, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting securities of Rivian having the right to vote for the election of members of the board of directors of Rivian, (ii) any reorganization, merger or consolidation of Rivian in connection with which all of Rivian’s Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive other securities, cash or other property, other than a transaction or series of related transactions in which the holders of the voting securities of Rivian outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of Rivian or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of Rivian and any “person” or group” (as defined in clause (i)) is or becomes the “beneficial owner” (as defined in clause (i)) of more than 50% of the outstanding voting securities of the transferee in such sale, lease or disposition of assets, as the case may be. Notwithstanding the above, a financing or reincorporation transaction solely for purposes of changing Rivian’s state of incorporation shall not be deemed a Change of Control; and
1.3.6“Permitted Holders” shall mean, (x) the holder(s) of outstanding capital stock of Rivian as of the Issue Date that are identified on Schedule 1.3(a) and their affiliates and (y) the entity identified on Schedule 1.3(b) that manages funds and accounts that own outstanding capital stock of Rivian as of the Issue Date (it being understood that such entity shall only be a Permitted Holder with respect to funds or accounts for which it has sole decision making control as to investments).
1.4No Setoff
All payments shall be made in immediately available funds without setoff, counterclaim or other deduction of any nature whatsoever.
1.5Ranking
Rivian and Investor agree that this Note is a senior unsecured obligation of Rivian ranking pari passu in right of payment with all other senior unsecured obligations of Rivian.

A-2

EXECUTION VERSION
2Conversion
2.1Conditions to Conversion; Automatic Conversion
Upon the Package 2 Prototype (as defined in the Investment Agreement) satisfying the applicable criteria set forth in Exhibit A to the Investment Agreement in any particular winter testing session up to and including March 31, 2027 (with the Package 1 Vehicle (as defined in the Investment Agreement) having already passed in a prior winter testing session and the Testing Milestone Package 1 Shares (as defined in the Investment Agreement) having been previously issued) (the “Conversion Condition” and the date such Conversion Condition is satisfied, “Conversion Condition Satisfaction Date”), the Principal Amount plus any accrued and unpaid Interest (collectively, the “Outstanding Amount”) shall automatically be converted into a number of shares of Rivian’s Class A common stock, $0.001 par value per share (the “Conversion Shares”) to be determined in accordance with Section 2.2 hereof. The date on which the Outstanding Amount shall automatically convert into the Conversion Shares (the “Conversion”) shall be referred to as the “Conversion Date.”
2.2Calculation of Conversion Shares and Conversion Price
The total number of Conversion Shares to be issued pursuant to the Conversion shall be the lesser of:
2.2.1The Outstanding Amount divided by the Conversion Price (as defined below); and
2.2.2To the extent the Requisite Stockholder Approval (as defined in the Investment Agreement) has not yet been obtained, the maximum number of shares that may be issued upon Conversion that would result in the Investor, together with its affiliates, holding no greater than 19.99% of the outstanding Common Stock following such Conversion (the “Nasdaq 19.99% Cap” and such Conversion Shares up to the Nasdaq 19.99% Cap, the “Capped Conversion Shares”).
2.2.3To the extent the total number of Conversion Shares that would have been issuable pursuant to Section 2.2.1 above is greater than the number of Capped Conversion Shares (such number of Conversion Shares in excess of the Capped Conversion Shares, the “Excess Conversion Shares”), then Rivian shall issue the Capped Conversion Shares to Investor and, unless each of Rivian and Investor mutually agree otherwise (i) the portion of the Note attributable to the Excess Conversion Shares shall remain outstanding and otherwise subject to the terms of the Note and (ii) Rivian shall use commercially reasonable efforts to hold a special shareholder meeting seeking shareholder approval in respect of the issuance of the Excess Conversion Shares to Investor; provided that if such shareholder approval is not obtained within sixty (60) days after the Conversion Date, the Investor may elect by written notice to Rivian to require Rivian to instead pay in cash to Investor an amount equal to the product of (x) the Conversion Price and (y) the number of Excess Conversion Shares.
The “Conversion Price” shall mean the arithmetic average of the Daily VWAP for the thirty (30) consecutive trading days prior to but not including the Conversion Condition Satisfaction Date.
For purposes of this Section 2.2, “Daily VWAP” means the volume-weighted average price per Share (calculated to the nearest one-hundredth of one cent) as displayed under the heading “Bloomberg VWAP” on the Bloomberg AQR screen page of Rivian (or, if such page is not available, its equivalent successor page) in respect of the period beginning at 9:30:01 a.m., New York time (or such other time as the Nasdaq Global Select Market (the “Principal Market”) publicly announces is the official open of trading) and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly

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announces is the official close of trading) on a given trading day. If such volume-weighted average price per Share is unavailable, the Daily VWAP shall mean the market value per Share as determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by Investor.
2.3Adjustment to Conversion Price
If Rivian at any time prior to the Conversion Date: (1) subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding Shares into a greater number of Shares, (2) combines (by combination, reverse stock split or otherwise) its outstanding Shares into a smaller number of Shares, (3) pays a dividend on its Shares payable in Shares or otherwise makes a distribution on any class of capital stock that is payable in Shares, then in each such case the Conversion Price used in connection with the Conversion shall be proportionally adjusted by Rivian in good faith as necessary. Whenever the Conversion Price is adjusted pursuant to this Section 2.3, Rivian shall promptly deliver to Investor a written notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
2.4Conversion Procedure
On the business day following the Conversion Condition Satisfaction Date, Rivian shall provide written notice to Investor (i) notifying Investor of the Conversion, (ii) specifying the Conversion Price, (iii) specifying the expected Conversion Date and number of Conversion Shares to be issued and (iv) certifying that the Conversion Conditions have been satisfied (the “Conversion Notice”). Promptly following receipt of the Conversion Notice, Investor shall deliver this Note to Rivian for cancellation. Rivian shall use commercially reasonable efforts to issue and deliver to Investor, as soon as practicable and in any event no later than five (5) business days thereafter, a certificate or certificates (or, if the Conversion Shares are not certificated, Rivian shall deliver, or cause its transfer agent to deliver, to Investor an electronic direct registration system statement evidencing the registration of the Conversion Shares in the name of Investor on the books and records of Rivian or its transfer agent) for the number of Conversion Shares to which Investor shall be entitled upon the Conversion.
No fractional Conversion Shares shall be issued upon the Conversion hereof. In lieu of issuing any fractional Conversion Shares to Investor upon the Conversion hereof, Rivian shall pay to Investor an amount equal to the product obtained by multiplying the applicable Conversion Price by the fraction of a Conversion Share not issued pursuant to the previous sentence. Upon Conversion of this Note in full, Rivian shall be forever released from all of its obligations and liabilities under this Note.
2.5Early Conversion
2.5.1In the event of the announcement of a transaction constituting a Change of Control (as defined in Section 1.3.3) Investor may elect (assuming Investor has not elected to cause repayment of the Note pursuant to Section 1.3.3) by written notice to Rivian (the “Early Conversion Request”) to cause the Outstanding Amount (calculated to, but not including, the date of conversion) to be converted into a number of Conversion Shares to be determined in accordance with Section 2.2 hereof, except that, solely for purposes of a conversion under this Section 2.5 (the “Early Conversion”), the “Conversion Price” shall mean the arithmetic average of the Daily VWAP for the thirty (30) consecutive trading days prior to but not including the announcement of the transaction constituting such Change of Control.

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2.5.2The provisions of Section 2.3 and Section 2.4 shall apply to the Early Conversion as if such Early Conversion were the Conversion, except in the following respects:
(i)On the business day following delivery of the Early Conversion Request, Rivian shall provide written notice to Investor specifying (i) the Conversion Price, (ii) the expected date on which the Conversion Shares will be delivered to Investor in connection with the Early Conversion and (iii) the expected date on which the transaction constituting the Change of Control is expected to be consummated (the “Early Conversion Notice”).
(ii)Rivian shall use commercially reasonable efforts to issue and deliver to Investor, as soon as practicable and in any event no later than five (5) business days after delivery of the Early Conversion Notice, a certificate or certificates (or, if the Conversion Shares are not certificated, Rivian shall deliver, or cause its transfer agent to deliver, to Investor an electronic direct registration system statement evidencing the registration of the Conversion Shares in the name of Investor on the books and records of Rivian or its transfer agent) for the number of Conversion Shares to which Investor shall be entitled upon the Early Conversion.
3Default
3.1Events of Default
The occurrence of any of the following prior to the Conversion of this Note constitutes an “Event of Default” hereunder: (a) Rivian fails or refuses to promptly effect the Conversion on the Conversion Date or to promptly deliver the Conversion Shares to Investor pursuant to Section 2 hereof; (b) if no Conversion has occurred, Rivian fails to pay the Outstanding Amount due hereunder on the Maturity Date and such payment has not been made within ten (10) business of Rivian’s receipt of written notice to Rivian of such failure to pay; (c) Rivian enters into Voluntary Bankruptcy or Insolvency Proceedings; or (d) Rivian enters into Involuntary Bankruptcy or Insolvency Proceedings.
For purposes of this Section 3.1: (a) “Voluntary Bankruptcy or Insolvency Proceedings” occur where Rivian (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing; (b) “Involuntary Bankruptcy or Insolvency Proceedings” occur where proceedings for the appointment of a receiver, trustee, liquidator or custodian of Rivian, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Rivian or any of its “significant subsidiaries,” if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and such involuntary case or other proceeding shall remain undismissed, unstayed or not fully bonded for a period of sixty (60) consecutive days.

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For purposes of this Section 3.1, “significant subsidiary” means any subsidiary that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of Rivian; provided, however, that, if a subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such subsidiary will be deemed not to be a significant subsidiary of Rivian unless such subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $100,000,000.
3.2Cross-Default
Notwithstanding anything to the contrary contained in this Note, a breach or default by Rivian or any of its subsidiaries of any covenant or other term or condition contained in any of the Other Agreements, the principal amount of such other debt becomes accelerated and immediately due and payable as a result of such breach or default, after the passage of all applicable notice and cure or grace periods, shall, at the option of Investor, be considered an Event of Default under this Note, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note by reason of a default under said Other Agreement or hereunder.
For purposes of this Section 3.2, “Other Agreements” means, collectively, all notes, loans, agreements or other instruments between, among or by Rivian or any of its subsidiaries and any other third party evidencing any indebtedness for borrowed money of Rivian or any of its subsidiaries in an amount exceeding $100,000,000.
3.3Investor’s Actions Upon Default
Upon the occurrence of any Event of Default, Investor, at its option, may accelerate payment of the Outstanding Amount, causing the same to become immediately due and payable, upon written notice to Rivian, but without further demand, notice or other action by Investor. In such case, Investor shall have all rights available to it under applicable law. This Section 3.3 shall not limit Investor’s rights to seek equitable relief, including specific performance, upon an Event of Default.
4Company’s Right to Call Note
Notwithstanding anything to the contrary herein, in the event the Conversion Condition has not been satisfied as of March 31, 2027 (the “Final Testing Date”), the Company, at its option, may elect by written notice to Investor to prepay the Outstanding Amount in full (calculated to, but not including, the date of prepayment) at any time from such Final Testing Date and prior to the Maturity Date. Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted) to Investor in the manner set forth in Section 7.01 of the Investment Agreement. Upon payment of the Outstanding Amount to Investor pursuant to this Section 4, this Note shall be terminated and deemed null and void.

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5Miscellaneous
5.1Notices
Any notice to Rivian or Investor hereunder must be provided in the manner set forth in Section 7.01 of the Investment Agreement.
5.2Successors and Assigns
The rights and obligations of Rivian and Investor under this Note will bind and benefit their respective successors and assigns. Neither this Note nor any rights, interests or obligations hereunder may be assigned or otherwise transferred by either Rivian or Investor, by operation of law or otherwise, in whole or in part, without the other’s prior written consent. Notwithstanding the foregoing, no consent of Rivian is required for an assignment or transfer by Investor of this Note or the Conversion Shares, in whole or in part, to (i) an affiliate of Investor or (ii) a successor-in-interest of Investor by reason of merger or consolidation or sale of all or substantially all of the assets of Investor relating to the subject matter of this Note; provided that following such transfer, the transferee shall be deemed an “Investor” for all purposes under this Agreement, including all rights and obligations associated therewith.
5.3Amendment and Waiver
No amendment, modification or supplement of any provision of this Note will be valid or effective unless made in writing and signed by a duly authorized officer of each party hereto. Delay or failure to exercise any right may not be construed as waiver of such or any other right, nor will a waiver of a breach or provision constitute a continuing waiver or a waiver of any other breach or provision.
5.4Severability
If any provision of this Note shall for any reason be invalid, illegal or unenforceable, such provision shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain in full force and effect.
5.5Governing Law
This Note shall be governed by the laws of New York, without regard to its principles of conflicts of law.
5.6Jurisdiction and Venue
Each of the parties: (a) submits to the jurisdiction of any court of the United States located in the State of New York (or, if any such court of the United States located in the State of New York declines to accept jurisdiction over a particular matter, any state court located in the State of New York) in any legal suit, action or proceeding arising out of or relating to this Note; (b) agrees that all claims in respect of the action or proceeding shall be heard or determined in such court; and (c) agrees not to bring any action or proceeding arising out of or relating to this Note in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7.01 of the Investment Agreement. Each party agrees that a final judgment in any action or

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proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect the right to serve process in any other manner permitted by law, statute, rule or regulation. To the extent provided by any law, statute, rule or regulation, should either party, after being so served, fail to appear or answer to any summons, complaint, process or papers so served within the number of days prescribed by law after the mailing thereof, such party shall be deemed in default and an order or judgment may be entered by the court against such party as demanded or prayed for in such summons, complaint, process or papers.
5.7Waiver of Right to Jury Trial
THE PARTIES TO THIS NOTE WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE, OR THE MATTERS COVERED BY THIS NOTE AND HEREBY AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND ACKNOWLEDGE THAT THEY WOULD NOT ENTER INTO THIS NOTE IF THIS SECTION WERE NOT PART OF THIS NOTE.
5.8
[Signatures on Following Page]

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Rivian and Investor have caused this Note to be issued as of the date first written above.

RIVIAN AUTOMOTIVE, INC.
By:
Name:
Title:

VOLKSWAGEN INTERNATIONAL AMERICA INC.
By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Note]

EXECUTION VERSION
Schedule I.3(a)

Schedule 1.3(b)